PRESS RELEASE for immediate distribution

Beyond Commerce, Inc.

Reports December 31, 2013 Financial Results (unaudited)

Las Vegas, NV (November 9, 2017) – Beyond Commerce, Inc. (OTCMKT: BYOC), (“BCI” or the “Company”), a global provider of B2B internet marketing analytics, technologies, and services, is pleased to announce that it has released its unaudited financial results for the year ending December 31, 2013.

Beyond Commerce Chairman and CEO George Pursglove commented, "The filing of our unaudited financial results is the first step in bringing Beyond Commerce current with the OTC Market Group.

Beyond Commerce, Inc.

Las Vegas, Nevada-based Beyond Commerce, Inc. is focused on the acquisition of “big data” companies in the B2B internet marketing analytics, technologies and services space. The Company’s objective is to develop, acquire, and deploy disruptive strategic software technology and market-changing business models through acquisitions or organic growth. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their marketing and sales initiatives. The all-inclusive platform will result in substantial organic growth potential generated through cross-selling opportunities and future expansion possibilities for Beyond Commerce and its investors.

Beyond Commerce Contact:

George Pursglove, CEO and Director

(954) 803-5191

george.pursglove@beyondcommerceinc.com

www.beyondcommerce.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “except,” “goal,” “Intend,” “look forward to,” “may,” “plan,” “Potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Beyond Commerce actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risk associated with Beyond Commerce product commercialization, intellectual property, and the risks, uncertainties and other factors. You should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Beyond Commerce, Inc.

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